SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 28, 2007

Diomed Holdings, Inc.

Delaware (State or other jurisdiction of incorporation)	000-32045 (Commission File Number)	84-1480636 (IRS Employer Identification No.)

1 Dundee Park Andover, MA (Address of Principal Executive Offices)	01810 (Zip Code)

Registrant’s telephone number, including area code: (978-475-7771)

Item 7.01 Regulation FD Disclosure

On March 12, 2007, the trial began in the patent infringement lawsuit launched by Diomed Holdings, Inc. against AngioDynamics, Inc. and Vascular Solutions, Inc. in the District of Massachusetts, in which Diomed alleged AngioDynamics and Vascular Solutions had infringed Diomed’s U.S. Patent No. 6,398,777 (the “‘777 patent”).

After a two week trial, on March 26, 2007, jury deliberations began. On March 28, 2007, the jury returned a verdict in Diomed’s favor, finding that products sold by AngioDynamics and Vascular Solutions infringed Diomed’s patent, and awarding damages to Diomed of $8.36 million from AngioDynamics and $4.1 million from Vascular Solutions.

A copy of Diomed’s March 28, 2007, press release announcing the verdict is included as an exhibit to this Current Report.

Item 9.01 Financial Statements and Exhibits

99.1	Press Release dated March 28, 2007 Regarding Jury Verdict in Diomed’s Favor in ‘777 Patent Litigation against AngioDynamics, Inc. and Vascular Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diomed Holdings, Inc.
(Registrant)

Date: March 28, 2007	By:	/s/ DAVID B. SWANK
Name: David B. Swank
Title: Chief Financial Officer

List of Exhibits:

99.1	Press Release dated March 28, 2007 Regarding Jury Verdict in Diomed’s Favor in ‘777 Patent Litigation against AngioDynamics, Inc. and Vascular Solutions, Inc.